UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2007
UST INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

6 High Ridge Park, Building A, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)
(203) 817-3000
(Registrant’s telephone number, including area code)
100 West Putnam Avenue, Greenwich, Connecticut 06830
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On September 11, 2007, Michelle-Antinori, LLC (“Michelle-Antinori”), a California limited liability company with an 85 percent ownership interest held by Ste. Michelle Wine Estates, an indirect wholly-owned subsidiary of UST Inc. (the “Company”), and a 15 percent ownership interest held by Antinori California, a California corporation (“Antinori”), completed its acquisition of Stag’s Leap Wine Cellars, Stag’s Leap Vineyards, L.P. and Rainbowday, LLC (collectively “Stag’s Leap”), subject to the terms of the Interest Purchase Agreement executed on July 27, 2007 (the “Purchase Agreement”), as previously reported under Part II, Item 5 — “Other Information” in the Company’s Form 10-Q for the period ended June 30, 2007. Pursuant to the Purchase Agreement, Michelle-Antinori has acquired 100 percent of Stag’s Leap for total aggregate consideration of approximately $185 million, comprised of cash and assumed debt. As previously reported, the Company provided bridge financing to Antinori for its 15 percent share of the purchase price via a non-recourse loan (the “Loan”). Prior to the filing of this current report on Form 8-K, the Loan, which bore interest at a rate of 7 percent per annum and had an October 10, 2007 contractual maturity date, was repaid by Antinori.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2007	UST INC.

	By:	/s/ Richard A. Kohlberger
		Name:	Richard A. Kohlberger
		Title:	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary